Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 19, 2021, with respect to the consolidated financial statements of Destination XL, Group, Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boston, Massachusetts

June 10, 2021